LOAN EXTENSION AGREEMENT



         THIS LOAN EXTENSION AGREEMENT ("Extension Agreement") by and between Irrevocable Trust Agreement Number III ("IT3") and Trust Licensing, Inc. ("Trust") is entered into and is effective as of the 16th day of May, 2005.

                                   WITNESSETH:

         WHEREAS, on August 24, 2004, Trust Licensing, LLC (the predecessor-in-interest to Trust) executed a Promissory Note with IT3 pursuant to which Trust Licensing, LLC borrowed the principal sum of One Hundred Sixty-Five Thousand Dollars ($ 165,000) from IT3 ("August 2004 Note"); and

         WHEREAS, on October 8, 2004, Trust executed a Promissory Note with IT3 pursuant to which Trust borrowed the principal sum of Twenty-Five Thousand Dollars ($ 25,000) from IT3 ("October 2004 Note"); and

         WHEREAS, on March 9, 2005, Trust executed a Promissory Note/Line of Credit pursuant to which Trust could borrow a principal amount of up to Fifty-Five Thousand Dollars ($ 55,000) from IT3 ("March 2005 Note"); and

         WHEREAS, the parties have agreed to extend the maturity dates of each of the above-references notes;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Trust and IT3 agree as follows:

     1. Recitals. To the best knowledge of Trust and IT3, the recitals set forth above are agreed to be true and correct.

     2. Maturity Date Extensions. The maturity dates of the August 2004 Note, the October 2004 Note and the March 2005 Note are each hereby extended to December 9, 2005, respectively.

     3. March 2005 Note Principal Payment. Notwithstanding the extensions provided in Section 2 above, Trust agrees that it will pay Thirty-Thousand Dollars ($ 30,000) of principal due to IT3 on the March 2005 Note promptly after receipt of the proceeds of the "Second Closing" (as that term is defined in the Promissory Note by and between Trust and Montgomery Equity Partners, Ltd., dated April 14, 2005).

     4. No other modifications. Except as specifically modified above, the terms of the August 2004 Note, the October 2004 Note and the March 2005 Note shall remain unchanged and in full force and effect. Interest on each note shall continue to accrue and be paid at the rate and on the terms set forth therein.

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         IN WITNESS WHEREOF, the parties hereto have executed this Extension
Agreement as of the date first above written.

                  TRUST LICENSING, INC.

                  By:
                       Name:        Michael R. Moore
                       Title:       EVP, Business & Legal Affairs


                   IRREVOCABLE TRUST AGREEMENT NUMBER III

                   By:
                      Name:        Jay Howard Linn
                      Title:       Trustee


                  [Signature Page to Loan Extension Agreement]